EMMET, MARVIN & MARTIN, LLP

EMMET, MARVIN & MARTIN, LLP

COUNSELLORS AT LAW

120 Broadway

New York, New York 10271

212-238-3000

www.emmetmarvin.com

February 28, 2006

The Bank of New York,

  as Depositary

101 Barclay Street

New York, New York 10286

Re:	American Depositary Receipts for ordinary shares of Gas Natural SDG, S.A.

Ladies and Gentlemen:

We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Gas Natural SDG, S.A., for which you propose to act as Depositary.

We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

This opinion may be used by you as an exhibit to the Registration Statement.

Very truly yours,

/s/ EMMET, MARVIN & MARTIN, LLP

EMMET, MARVIN & MARTIN, LLP

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